                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                    ----------------------------------


                                 FORM 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):   February 15, 2001
                                                         --------------------


         Toyota Motor Credit Receivables Corporation on Behalf of the
                Toyota Auto Receivables 2000-B Owner Trust
         ------------------------------------------------------------
           (Exact name of registrant as specified in its charter)



    California                   333-41568                    33-0593804
-------------------           ----------------            -------------------
  (State or other               (Commission                  (IRS Employer
  jurisdiction of               File Number)              Identification No.)
   incorporation)



 Toyota Motor Credit Receivables Corporation
         19001 South Western Avenue
            Torrance, California                                 90509
----------------------------------------------            -------------------
   (Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code:         (310) 468-1310
                                                          -------------------



                          Exhibit Index is on Page 2

                                 Page 1 of 3


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Item 5.  Other Events
         ------------


On February 15, 2001, the principal and interest collected during the preceding calendar month, net of certain adjustments as provided for in the Sale and Servicing Agreement dated as of September 1, 2000 ("Agreement"), between Toyota Motor Credit Receivables Corporation, as "Seller", Toyota Motor Credit Corporation, as "Servicer", and Toyota Auto Receivables 2000-B Owner Trust, as "Issuer", were distributed to the holders of Notes and Certificates issued by Toyota Auto Receivables 2000-B Owner Trust (the "Securityholders"). In accordance with the Agreement, the Servicer's Certificate, as defined in the Agreement, was furnished to the Owner Trustee for the benefit of the Securityholders and was distributed by the Owner Trustee to the Securityholders. A copy of the Servicer's Certificate for the month of January 2001 is filed as Exhibit 20 to this Current Report on Form 8-K.

Item 7(c).  Exhibits


            Exhibit Number    Description
            --------------    -----------
                   20         Servicer's Certificate for the month of
                              January, 2001.



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                                 SIGNATURES
                                 ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.


                            TOYOTA AUTO RECEIVABLES 2000-B OWNER TRUST

                            BY: TOYOTA MOTOR CREDIT CORPORATION, AS SERVICER


Date:  February 28, 2001           By:     /s/ George E. Borst
       ------------------           -----------------------------------------
                                               George E. Borst
                                                President and
                                            Chief Executive Officer


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